UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   May 28, 2014

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 - Submission of Matters to a Vote of Security Holders

On May 28, 2014, the Company held its annual meeting of shareholders.  Of the 32,970,882 shares of common stock outstanding as of March 31, 2014 which was the record date for the meeting, 30,090,426 shares or 91.26% were present at the meeting in person or by proxy.  The following matters were considered and voted upon, with all nominated directors being elected and all other proposals being approved.

1.	Election of Directors.

Director	Shares For	Shares Withheld	Broker Non-Votes
Michael J. Morris	27,505,004	760,566	1,824,856
Donald Campbell	27,398,951	866,619	1,824,856
Michael J. Behrman	27,609,550	656,020	1,824,856
Mark C. Fugate	27,796,661	468,909	1,824,856
Howard N. Gould	27,801,936	463,634	1,824,856
Dee Lacey	27,590,422	675,148	1,824,856
Simone F. Lagomarsino	27,803,357	462,213	1,824,856
James J. Lynch	27,797,484	468,086	1,824,856
Daniel J. O'Hare	27,611,435	654,135	1,824,856
Michael E. Pfau	27,611,435	654,135	1,824,856
Alexander F. Simas	27,805,374	460,196	1,824,856
Stephen P. Yost	27,804,289	461,281	1,824,856

2.	An advisory vote to approve the Company’s Executive Compensation.

Shares For	Against	Abstain	Broker Non-Votes
27,650,186	525,113	90,271	1,824,856

3.	An advisory vote to approve the frequency for holding an advisory vote on the Company’s Executive Compensation.

	1 Year	2 Years	3 Years	Abstain
Shares For	10,634,005	99,705	17,433,502	98,358

4.	Ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2014.

Shares For	Against	Abstain	Broker Non-Votes
30,064,074	15,076	11,276	-

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2014
Heritage Oaks Bancorp

By:	/s/ William Raver
William Raver General Counsel